Exhibit 10.15

AMENDMENT NO. 1

TO

SUBSCRIPTION AGREEMENT

This AMENDMENT NO. l (this “Amendment’’) to that certain Subscription Agreement described below is made and entered into effective as of May 15, 2024, by and between by and between Polar Multi-Strategy Master Fund (the “Investor”), Insight Acquisition Corp., a Delaware corporation (the “SPAC”), and Insight Acquisition Sponsor, LLC, a Delaware limited liability company (the “Sponsor”).

RECITALS:

WHEREAS the Investor, SPAC, and Sponsor previously entered into that certain Subscription Agreement dated effective as of September 5, 2023 (the “Subscription Agreement”);

WHEREAS, the Investor, SPAC, and Sponsor desire to amend the Subscription Agreement on the terms and conditions set forth herein;

WHEREAS, capitalized terms used in this Amendment but not otherwise defined herein shall have the meanings ascribed to such terms in the Subscription Agreement.

AGREEMENT:

NOW, THEREFORE, for good and valuable consideration, the recitals set forth above, and the covenants set forth herein, the parties agree that the Subscription Agreement is hereby amended as follows:

1.  Amendments of Subscription Agreement. The Subscription Agreement is hereby amended as follows:

a.  The fifth Recital in the Subscription Agreement is hereby replaced in its entirety with the following:

WHEREAS. pursuant lo the terms and conditions of this Agreement, Investor has agreed to fund up to $975,000 (the “Investor Capital Contribution”);

b.  Section 1.1.4 of the Subscription Agreement is hereby replaced in its entirety with the following:

1.1.4 a Capital Call of up to $825,000 of the Investor Capital Contribution may be called by mutual consent.

c. Section 1.2 of the Subscription Agreement is hereby replaced in its entirety with the following:

1.2 Subscription. In the event SPAC completes a De-SPAC with an entity other than Alpha Modus, Corp., in consideration of the Capital Call(s). funded hereunder, SPAC will issue to the Investor1 shares of the SPAC’s Class A Common Stock.for each dollar the Investor funds pursuant to the Capital Call(s) hereunder at the close of the business combination (“Subscription Shares”). The Subscription Shares shall be subject to no transfer restrictions or any other lock-up provisions, earn outs, or other contingencies. The Subscription Shares (i) to the extent feasible and in compliance with all applicable laws and regulations shall be registered as part of any registration statement issuing shares before or in connection with the De-SPAC Closing or (ii) if no such registration statement is filed in connection with the De SPAC Closing, shall promptly be registered pursuant to the first registration statement filed by the SPAC or the surviving entity following the De-SPAC Closing, which shall be filed no later than 30 days after the De-SPAC Closing and declared effective no later than 90 days after the De-SPAC Closing. Sponsor shall not sell, transfer or otherwise dispose of any securities owned by the Sponsor until the Subscription Shares have been transferred to the Investor and the registration statement has been made effective. In the event SPAC completes a De-SPAC with Alpha Modus, Corp., the obligation to issue the Subscription Shares contemplated by this Section 1.2 falls away, and, the Sponsor shall not sell, transfer or otherwise dispose of any securities owned by the Sponsor until the Shares subject to the subscription agreement between Alpha Modus, Corp., and Investor dated April [x] 2024 have been issued and registered.

2.  Continued Validity. Except as otherwise expressly stated in this Amendment, all other terms and provisions of the Subscription Agreement shall remain in full force and effect, without amendment or modification.

3.  Entire Agreement. This Amendment, together with the Subscription Agreement and any other documents referenced therein, represents the entire agreement of the parties to the Amendment and shall supersede any and all previous contracts, arrangements or understandings between the parties with respect to the subject matter herein.

4.  Governing Law. This Amendment shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Amendment shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the law of any jurisdictions other than the State of Delaware.

5.  Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Amendment shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[The next page is the signature page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

SPAC:

Insight Acquisition Corp.

By:	/s/ Michael Singer
	Name:	Michael Singer
	Title:	Executive Chairman

SPONSOR:

Insight Acquisition Sponsor, LLC

By:	/s/ Michael Singer
	Name:	Michael Singer
	Title:	Manager

INVESTOR:

Polar Multi-Strategy Master Fund

By its investment advisor

Polar Asset Management Partners Inc.

By:	/s/ Andrew Ma / Aatifa Ibrahim
	Name:	Andrew Ma / Aatifa Ibrahim
	Title:	CCO / Legal Counsel

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